November 2026 Discussion Materials

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Introduction Gogo has reached an economic agreement with well over 50% of its Original Term Loan B lenders for a 2.5 year maturity extension. The transaction is expected to close imminently The Original Term Loan B represents ~75% of Gogo’s outstanding debt, and the Company has agreed with an AHG of lenders on the economic terms of a maturity extension In exchange for the extension, the Company has agreed to an increased interest rate, one-time principal paydowns, and higher scheduled amortization, as outlined herein The Company is confident in its long-term story and would like to opportunistically address its remaining 2028 maturity of the $225mm Incremental Term Loan, ensuring a clear runway for management to continue to execute The Company’s $122mm revolver is undrawn. It has a maturity date of Dec. 2029, which springs to early 2028, 90 days before the April 2028 maturity of the Incremental Term Loan

STRICTLY CONFIDENTIAL

Current Situation Dynamics

While Gogo has faced a challenging operating environment, its financial profile and long-term market opportunity remain strong

Operating Challenges

- **Delayed Nextgen transition and increased competition**
  - Rollout of Nextgen 5G offering delayed by ~5 years (sales commenced 4Q25)
  - Impact on recent ATG customer attrition rates
  - Starlink and future LEO entrants
  - Diversification of NetJets fleet
- **Changing equipment model**
  - Current equipment margin ~5% vs. ~20%+ historically
  - Attractive equipment pricing designed to drive new tail activations and existing tail upgrades
- **Significant one-time cash charges**
  - Satcom Direct earnouts, SmartSky litigation, M&A related costs, 5G / Galileo development costs
  - ~$115mm use of cash in 2025 and 2026E
- **Complex and confusing product mix / investor story**
  - Headline risk without proper context masks solid financial performance
  - Multiple technology models cloud reality of defensible long-term positioning

Investment Highlights

- **Strong financial performance**
  - Moderate leverage and ample liquidity
    - ~3.3x net leverage and ~$185mm liquidity (1)
  - High margins and significant normalized FCF
    - 24% Adjusted EBITDA margin (2026E) (2)
    - $100mm+ annual LFCF, excluding one-times
    - Merger cost savings exceeding budget
- **Compelling product offerings and growing end markets**
  - Mission-critical, full-service aviation connectivity platform with ATG, LEO, MEO, and GEO capabilities
  - Demand tailwinds in both business aviation and Mil / Gov markets
  - Product portfolio solves reliance and redundancy demands of Mil / Gov customers globally
- **Strategic assets with mix of fixed and variable costs**
  - Partner rev share relationships provide margin stability for satellite offerings
  - Owned ATG network / spectrum have strategic value not readily apparent in financial metrics

(1) 2Q26A.
(2) Reflects Incremental TL B Adjusted EBITDA.

GLC ADVISORS & COMPANY

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STRICTLY CONFIDENTIAL

Original TL B Extension Term Sheet

Original TL B extension to October 2030 provides 2.5 years of additional runway in exchange for $75mm of one-time paydowns, higher interest rate and amortization, and tighter credit agreement baskets

Paydown	Close	$25mm (4.2% of current Original TL B balance)
	12/31/26	$30mm (5.0%)
	12/31/27	$20mm (3.3%)
	Total	$75mm (12.5%)
Maturity		October 2030 (2.5yr ext.)
Interest Rate		S + 5.75% (200 bps increase)
Amortization		• 3.0% per annum through current maturity (Apr. 2028) • 4.5% in year 1 of the extension period • 5.0% thereafter (Currently none due to a 2023 prepayment)
Other Credit Enhancements		• General alignment and tightening of negative covenants relative to Incremental TL B • Customary LME protections
Incremental TL B Considerations		• Insulate Incremental TL B excess cash flow sweep from economic changes resulting from Original TL B extension • Original TL B lender consent right on any future amendment or extension of the Incremental TL B

GLC ADVISORS & COMPANY

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Illustrative Pro Forma Analytics Pro forma for the Transaction, Gogo is expected to maintain attractive credit metrics, including under downside scenarios Incremental TL B Adjusted EBITDA, see appendix for reconciliation. Adjustments exclude $20mm paydown due 12/31/27. Revolver matures 12/3/2029, subject to a springing maturity 90 days prior to the Incremental Term Loan’s April 2028 maturity. ($ in millions) Pro forma for a transaction, the Company will maintain adequate liquidity and strong credit metrics

Appendix

EBITDA Definition Reconciliation Conservative add-backs to reported adjusted EBITDA understate normalized profitability

STRICTLY CONFIDENTIAL

July Global Amendment Request **(Prior Proposal)**

The following reflects the Company's initial proposal for a global amend-and-extend transaction. Following negotiations with its lenders, the Company agreed to terms on an amend-and-extend transaction with the Original TL B lenders and continues to engage with the revolving lenders and the Incremental TL B lenders

Amendment Summary

		Revolver	Original TL B	Incremental TL B
Fee		• 25 bps	• 50 bps	• 75 bps
Paydown	Close		• $10mm	• $15mm
Paydown	12/31/26		• $10mm	• $10mm
Paydown	Satcom HQ Sale[1]		• $5mm	• $5mm
Maturity		• 1/30/2031	• 4/30/2031	• 4/30/2031
Interest Rate		• S + 4.00% • *No change*	• S + 4.00% • *25 bps increase*	• S + 6.00% • *No change*
Amort.			• 2% of PF balance • *vs. 0%* [2]	• 2% of PF balance • *vs. 1%*

Other key terms unchanged, subject to any required clean-up, including potentially aligning certain definitions (e.g., Credit Facility EBITDA)

Transaction Rationale

- Enhanced lender economics
- Derisking through material near-term principal repayment (at par) and incremental debt paydown over the term of the loans
- Improved refinancing profile driven by steady net debt deleveraging over time
- Allows management runway to focus on operations and not the capital structure
- Incentivizes global refinancing at the right time

GLC | ADVISORS & COMPANY

(1) Sale of former Satcom Direct HQ expected to close 3Q26; Company to reinvest residual proceeds after debt paydowns.
(2) Currently, the Original TL B is not subject to 1% annual amortization due to a 2023 loan prepayment.

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